                                                                     Exhibit 4.2

                          SIXTH AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT


          This SIXTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of May 20, 1998, by and among CitySearch, Inc., a Delaware corporation (the "Company"); the purchasers of shares of Series C Preferred Stock of the Company (the "Series C Holders") pursuant to the Series C Preferred Stock Purchase Agreement, dated as of May 15, 1996 (the "Series C Agreement"); the purchasers of shares of Series D Preferred Stock of the Company (the "Series D Holders") pursuant to (i) the Series D Preferred Stock Purchase Agreement, dated as of December 13, 1996, as it may be amended from time to time, (ii) the Series D Preferred Stock Purchase Agreement, dated as of June 23, 1997, as it may be amended from time to time, (iii) the Series D Preferred Stock Purchase Agreement, dated July 18, 1997, as it may be amended from time to time (collectively, the "Series D Agreements"); and the purchasers of shares of Series E Preferred Stock of the Company (the "Series E Holders") pursuant to (i) the Series E Stock Purchase Agreement dated as of November 12, 1997 and (ii) the Series E Stock Purchase Agreement, dated May 20, 1998, as it may be amended from time to time (the "Second Series E Agreement" and collectively, the "Series E Agreements"); and for purposes of Section 5 only, NationsBanc Montgomery Securities, Inc. ("Montgomery").

                                R E C I T A L S
                                ---------------

          A. The Company, the Series C Holders, the Series D Holders, the holders of the outstanding shares of Series E Preferred Stock (the "Existing Series E Holders") and Montgomery are parties to a Fifth Amended and Restated Stockholders' Agreement, dated as of November 11, 1997 (the "Original Agreement"), pursuant to which the Series C Holders, the Series D Holders and the Existing Series E Holders were granted certain rights, including but not limited to registration rights and rights of first refusal.

          B. The Company proposes to sell an additional 1,000,000 shares of Series E Preferred Stock pursuant to the Second Series E Agreement.

          C. The Company desires to provide a further inducement to the purchasers of the additional Series E Preferred Stock to purchase shares of its Series E Preferred Stock by providing the rights set forth herein.

          D. The Company has requested and (a) the Holders (as defined in the Original Agreement) holding at least a majority of the shares of the Common Stock issuable upon conversion of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, (b) the Holders holding at least a majority of the Company's Series C Preferred Stock, (c) the Holders holding at least 66 2/3% of the Company's Series D Preferred Stock and (d) the Holders holding at least a majority of the outstanding shares of the Company's Series E Preferred Stock have agreed, pursuant to Section 11.6 of the Original Agreement, to amend and restate in its entirety the Original Agreement, in the manner set forth herein.

      THE PARTIES AGREE AS FOLLOWS:

      1.  Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Big Four Accounting Firm" shall mean one of the four largest public
           ------------------------
accounting firms in the United States with an international practice.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Company's Common Stock, par value $0.01
           ------------
per share.

          "Election Notice" has the meaning set forth in Section 7.1.
           ---------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "First Offer Price" has the meaning set forth in Section 8.2.
           -----------------

          "Form S-3" shall mean Form S-3 issued by the Commission or any
           --------
substantially similar form then in effect.

          "GRP" shall mean Global Retail Partners, L.P. and its affiliates.
           ---

          "GRP Director" shall mean any director of the Company elected by GRP.
           ------------

          "Holder" shall mean any holder of outstanding Registrable Securities
           ------
which have not been sold to the public, but only if such holder is a Stockholder or an assignee or transferee of registration rights as permitted by Sections 9 and 11.1 hereof.

          "HSN" shall mean HSN, Inc. or its successors.
           ---

          "HSN Director" shall mean any director of the Company elected by HSN.
           ------------

          "Initiating Holders" has the meaning set forth in Section 5.1.1.
           ------------------

          "Investment Basket" has the meaning set forth in Section 10.
           -----------------

          "IPO Election Notice" has the meaning set forth in Section 7.2.
           -------------------

          "Material Adverse Event" shall mean an occurrence having a consequence
           ----------------------
that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects or financial condition of the Company.

          "New Securities" has the meaning set forth in Section 7.1.
           --------------

          "Offer Period" has the meaning set forth in Section 8.4.
           ------------

          "Offered Shares" has the meaning set forth in Section 8.2.
           --------------

          "Preferred Stock" shall mean the Series A Preferred, Series B
           ---------------
Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

          "Qualified IPO" shall mean an initial public offering of Common Stock
           -------------
of the Company generating aggregate net proceeds to the Company of at least $20,000,000 and having a per share public offering price of at least $7.70.

          The terms "Register", "Registered" and "Registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registrable Securities" means (i) the Common Stock issuable upon
           ----------------------
conversion of the Series C Preferred, the Series D Preferred and the Series E Preferred, (ii) with respect to Registrations under Section 5.2 only, the Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred and (iii) any Common Stock of the Company issued or issuable in respect of any stock described in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Holder in a sale pursuant to a registration statement, a transaction pursuant to Rule 144 promulgated under the Securities Act or any other transaction in which registration rights are not transferred pursuant to Section 9 hereof.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Section 5.1 or 5.2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for all Holders, reasonably acceptable to such Holders, in connection with Section 5.1 or 5.2 of this Agreement.

          "Reoffer Notice" has the meaning set forth in Section 8.4.
           --------------

          "Reoffer Price" has the meaning set forth in Section 8.4.
           -------------

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Seller's Notice" has the meaning set forth in Section 8.2.
           ---------------

          "Selling Expenses" shall mean all underwriting discounts and selling
           ----------------
commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

          "Selling Stockholder" has the meaning set forth in Section 8.2.
           -------------------

          "Series A Preferred" shall mean the Company's Series A Preferred
           ------------------
Stock, par value $0.01 per share, outstanding as of the date hereof.

          "Series B Preferred" shall mean the Company's Series B Preferred
           ------------------
Stock, par value $0.01 per share, outstanding as of the date hereof.

          "Series C Director" shall mean any director of the Company elected by
           -----------------
the holders of the Series C Preferred.

          "Series C Preferred" shall mean the Company's Series C Preferred
           ------------------
Stock, par value $0.01 per share, outstanding as of the date hereof.

          "Series D Preferred" shall mean the Company's Series D Preferred
           ------------------
Stock, par value $0.01 per share.

          "Series E Preferred" shall mean the Company's Series E Preferred
           ------------------
Stock, par value $0.01 per share.

          "Shares" shall mean the Preferred Stock and the Common Stock issuable
           ------
upon conversion of the Preferred Stock held by the Stockholders and additional shares of Common Stock and Preferred Stock, as the case may be, issued in respect of such shares upon any stock split, stock dividend or the like and, in any provision where the context requires a vote or counting of Shares, shares of Preferred Stock shall be counted based upon the number of shares of Common Stock into which such shares of Preferred Stock are then convertible.

          "Stockholders" shall mean the Series C Holders, the Series D Holders
           ------------
and the Series E Holders.

          "Transfer" shall mean an offer, sale, offer to sell, transfer,
           --------
assignment, pledge, encumbrance or other disposition.

          "Underwriter's Representative" has the meaning set forth in Section
           ----------------------------
5.1.5(c).

      2.  Restrictions Upon Transfer of Shares.
          ------------------------------------

          2.1  Restrictions on Transferability.  The Shares shall not be
               -------------------------------
transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Shares will cause any proposed transferee of such securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

          2.2  Restrictive Legend.  Each certificate representing Shares shall
               ------------------
(unless otherwise permitted by the provisions of Section 3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

      3.  Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Shares, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 3. Prior to any proposed transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall, if the Company so requests, be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion or no action letter need be obtained with respect to a transfer without consideration to (A) any affiliated entity of a holder of Shares, (B) a partner, active or retired, of a holder of Shares, (C) the estate of any such partner or a trust established for the benefit of the descendants or any relatives or spouse of such partner, (D) to a parent corporation or wholly-owned subsidiary of a holder of Shares or to a wholly-owned subsidiary of such parent, or (E) to the spouse of a holder of Shares; provided, in any such case, that the transferee agrees in writing to be subject to the terms hereof. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

      4.  Information Rights.  The Company hereby covenants and agrees as
          ------------------
follows:

          4.1  Financial Statements and Reports to Stockholders.  The Company
               ------------------------------------------------
shall deliver to the Stockholders (i) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company as of the end of such year and consolidated statements of income, stockholders' equity and cash flows for such year, which year-end financial reports shall be in reasonable detail, prepared in accordance with generally accepted accounting principles and fairly reflecting the fiscal affairs of the Company to the date thereof and audited by a Big Four Accounting Firm and a management letter discussing such financial results and (ii) as soon as practicable after the end of each fiscal quarter, and in any event within 30 days thereafter, unaudited financial statements of the Company prepared in accordance with generally accepted accounting principles. In addition, the Company shall deliver to the Series C Holders and the Series E Holders as soon as practicable after the end of each fiscal quarter of the Company, and in any event within 30 days thereafter, a management letter discussing the financial results and operations of the Company for the quarter and an officer's certificate of compliance with the provisions of this sentence. The Company shall provide to each Holder of Series C Preferred, Series D Preferred and Series E Preferred all closing documents of any round of debt or equity financing which requires the vote of the Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, or which adversely affects the Series C Preferred, Series D Preferred or Series E Preferred, as the case may be. The Company shall also deliver, with reasonable promptness, copies of all filings with the Commission, and such other information and data that is in existence and has been compiled with respect to the Company as any Stockholder may from time to time reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 4.1 to provide any information which it reasonably considers to be a trade secret or confidential information. The Company shall provide the Series C Director, the HSN Director and the GRP Director with all information furnished to the Company's other directors for purposes of performing his or her duties as a director.

          4.2  Termination of Covenants.  As to any Series C Holder, the
               ------------------------
covenants of the Company set forth in Section 4.1 shall be terminated and be of no further force or effect upon the earlier of (a) the date on which the shares of Series C Preferred then outstanding (including the Common Stock issued upon conversion of the Series C Preferred), and the Series D Preferred (including the Common Stock issuable upon the conversion of such Series D Preferred) then held by such Series C Holder, is equal to less than 5% of the Company's then outstanding capital stock on a fully diluted basis and there is no Series C Director on the Board of Directors of the Company, (b) there are no shares of Series C Preferred outstanding (due to conversion, redemption or otherwise), and (c) upon the closing of a Qualified IPO. Except as set forth below, as to any Series D Holder that does not hold Series C Preferred, the covenants of the Company set forth in Section 4.1 shall be terminated and be of no further force or effect upon the earlier of (a) the date on which the shares of Series D Preferred then outstanding (including the Common Stock issuable upon conversion of the Series D Preferred), is equal to or less than 5% of the Company's then outstanding capital stock on a fully diluted basis, (b) there are no shares of Series D Preferred outstanding (due to conversion, redemption or otherwise), and (c) upon the closing of a Qualified IPO. As to any Series E Holder, the covenants of the Company set forth in Section 4.1 shall be terminated and be of no further force or effect upon the earlier of (a) the date on which the shares of Series E Preferred then outstanding (including the Common Stock issuable upon conversion of the Series E Preferred), is equal to or less than 5% of the Company's then outstanding capital stock on a fully diluted basis and as to HSN, there is no HSN Director on the Board of Directors of the Company, (b) there are no shares of Series E Preferred outstanding (due to conversion, redemption or otherwise), and (c) upon the closing of a Qualified IPO. Except as set forth below, in addition, such covenants shall terminate as to any Stockholder at such time as such Stockholder no longer holds at least 5% of the shares of Series C Preferred (including Common Stock issued upon conversion), Series D Preferred (including Common Stock issuable upon conversion), or Series E Preferred (including Common Stock issuable upon conversion), as the case may be, originally purchased by such Stockholder under the Series C Agreement, the Series D Agreements or the Series E Agreements, as the case may be. Notwithstanding any of the foregoing provisions of this paragraph, as to any Series D Holder holding more than 15% of the Series D Preferred as of January 8, 1997, such covenants shall not terminate until the date such Stockholder holds less than 25% of the shares of Series D Preferred held by such Stockholder as of January 8, 1997.

      5.  Registration Rights.
          -------------------

          5.1 Demand Registration.
              -------------------

              (a) Request for Registration on Form Other Than Form S-3. Subject
                  ----------------------------------------------------
to the terms of this Agreement, in the event that the Company shall receive from the Holders (the "Initiating Holders") of Registrable Securities at any time after the earlier to occur of (a) the effective date of the Company's initial public offering of shares of Common Stock under a Registration Statement and (b) the five (5) year anniversary of the first date of issuance of the Series C Preferred, but in no case within 180 days of the effective date of a Registration in which Section 5.2.2 applied, a written request that the Company file a registration statement with respect to at least 10% of the sum of (i) outstanding Common Stock as of May 15, 1996 plus (ii) Preferred Stock (on an as converted to Common Stock basis) on a form of registration statement other than Form S-3, in which the reasonably anticipated aggregate offering price to the public would equal or exceed $10,000,000, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within 20 days after written notice from the

Company. The Company shall not be obligated to effect more than three Registrations under this Section 5.1.1.

          (b) Request for Registration on Form S-3. Subject to the terms of this
              ------------------------------------
Agreement, in the event that the Company receives from Initiating Holders a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation), but in no case within 180 days of the effective date of a Registration, for an offering of Registrable Securities if the reasonably anticipated aggregate offering price to the public, would exceed $1,000,000, the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within 20 days after written notice from the Company of the proposed Registration. Registration under this Section 5.1.2 shall not be counted as a Registration under Section 5.1.1.

          (c) Right of Deferral of Registration.  If the Company shall furnish
              ---------------------------------
to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Sections 5.1.1 or 5.1.2, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than 180 days (60 days in the case of a Registration on Form S-3) from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

          (d) Registration of Other Securities in Demand Registration.  Any
              -------------------------------------------------------
Registration Statement filed pursuant to the request of the Initiating Holders under this Section 5.1 may, subject to the provisions of Sections 5.1.5(b) and
(d), include securities of the Company other than Registrable Securities.

          (e) Underwriting in Demand Registration.
              -----------------------------------

          (f) Notice of Underwriting.  If the Initiating Holders intend to
              ----------------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 5.1, and the Company shall include such information in the written notice referred to in Section 5.1.1 or 5.1.2. The right of any Holder to Registration pursuant to Section 5.1 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

          (g) Inclusion of Other Holders in Demand Registration.  If the
              -------------------------------------------------
Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 5.1.

          (h) Selection of Underwriter in Demand Registration.  The Company
              -----------------------------------------------
shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters of national reputation selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and agreed to by the Company (which consent shall not be unreasonably withheld).

          (i) Marketing Limitation in Demand Registration.  In the event the
              -------------------------------------------
Underwriter's Representative advises the Company or the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the securities other than Registrable Securities and (ii) next the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is thereafter still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 5.1.5(d) shall be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter's Representative may round the number of shares allocated to any Holder to the nearest 100 shares.

          (j) Right of Withdrawal in Demand Registration.  If any Holder of
              ------------------------------------------
Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

          (k) Blue Sky in Demand Registration.  In the event of any Registration
              -------------------------------
pursuant to Section 5.1, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

           5.2  Piggyback Registration.
                ----------------------

                (a) Notice of Piggyback Registration and Inclusion of
                    -------------------------------------------------
Registrable Securities. Subject to the terms of this Agreement, in the event the
----------------------
Company decides to Register any of its Common Stock or other securities solely for cash (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after delivery of such written notice from the Company in accordance with Section 10.2.

                (b) Underwriting in Piggyback Registration.
                    --------------------------------------

                (c) Notice of Underwriting in Piggyback Registration.  If the
                    ------------------------------------------------
Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 5.2.2. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 5.2.

                (d) Marketing Limitation in Piggyback Registration. In the event
                    ----------------------------------------------
the Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 5.2 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 5.2.2(c)) may exclude some or all Registrable Securities from such registration and underwriting, but in no event shall (i) the amount of securities of the selling Holders be reduced below 20% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded in full if no other stockholder's securities are included and (ii) notwithstanding clause (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in
Section 5.1 be excluded from such offering.

          (e) Allocation of Shares in Piggyback Registration.  In the event that
              ----------------------------------------------
the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 5.2.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 5.2.2(b)) in the following manner: The number of shares, if any, that may be included in the Registration and underwriting by selling stockholders shall first be allocated among all the requesting Holders pro rata according to the respective amounts of Registrable Securities entitled to be included in such offering by such requesting Holders and then among all other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 5.2.2(c) shall be included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter's Representative may round the number of shares allocated to any Holder to the nearest 100 shares. The Company covenants and agrees that it will not permit the holders of the Company's Common Stock as of the date of this Agreement to exercise piggyback registration rights in a manner pari passu or senior to those of the Holders of Registrable Securities.
---- -----

          (f) Withdrawal in Piggyback Registration.  If any Holder disapproves
              ------------------------------------
of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          (g) Blue Sky in Piggyback Registration. In the event of any
              ----------------------------------
Registration of Registrable Securities pursuant to Section 5.2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

     5.3  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with three Registrations pursuant to Sections 5.1.1 and 5.1.2 and all Registrations pursuant to Section 5.2, shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand one (1) registration pursuant to Section 5.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event either (i) not known to the Holders at the time of their request or (ii) not made known to the Holders within 15 days after their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 5.1. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

     5.4  Registration Procedures.  The Company will keep each Holder whose
          -----------------------
Registrable Securities are included in any registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense, the Company will as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish such number of prospectuses (including preliminary prospectuses) in conformity with the requirements of the Securities Act and other documents as a Holder from time to time may reasonably request.

          (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or on the Nasdaq Stock Market, as the case may be, on which similar securities issued by the Company are then listed.

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 5, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Registration pursuant to this Section 5, if such securities are being sold through underwriters, or, if such securities with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

          5.5  Reports Under the Exchange Act.  With a view to making available
               ------------------------------
to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a Registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

          5.6  Information Furnished by Holder.  It shall be a condition
               -------------------------------
precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

           5.7 Indemnification.
               ---------------

               (a) Company's Indemnification of Holders.  To the extent
                   ------------------------------------
permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or supplement thereto or other document (including any related Registration Statement or any amendment thereto) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act, any state securities law or any rules or regulations promulgated thereunder, applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will pay to each such Holder, director, officer, partner, person, each such underwriter and each person who controls any such Holder or underwriter, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 5.7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder, provided, that, if the Holder is a corporate holder, such information shall have been provided by an officer of such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

               (b) Holder's Indemnification of Company.  To the extent
                   -----------------------------------
permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the

Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, damages and liabilities or actions in respect thereof arising out of or based upon any untrue statement of a material fact contained in any such Registration Statement, prospectus, offering circular or supplement or amendment thereto, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, any state securities law or any rules or regulations promulgated thereunder, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will pay to the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, (i) that the indemnity contained in this
Section 5.7.2 shall not apply to any amounts paid in settlement of such claim, loss, damage, liability or action if settlement is effected without the consent of indemnifying Holders representing a majority-in-interest of the securities of the Company held by such Holders (which consent shall not be unreasonably withheld) and (ii) that each Holder's liability under this Section 5.7.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration.

                   (c) Indemnification Procedure.  Promptly after receipt by an
                       -------------------------
indemnified party under this Section 5.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense (which fees and expenses will be paid by the indemnifying party) of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 5.7, then counsel for such party (which fees and expenses will be paid by the indemnifying party) shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5.7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 5.7. No settlement of any such claim, loss, damage, liability or action shall be made by the indemnified party without the prior written consent of the indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claims or litigation.

                   (d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                   (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                   (f) The obligations of the Company and Holders under this
Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5, and otherwise.

          5.8  Limitations on Registration Rights Granted to Other Securities.
               --------------------------------------------------------------
From and after the date of this Agreement, except as set forth in Section 10.3, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights, except that, with the consent of the Holders of a majority of the aggregate of the Shares then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered a Stockholder for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

          5.9  Termination of Registration Rights.  Notwithstanding the
               ----------------------------------
foregoing provisions of this Section 5, a Holder's rights under this Section 5 will terminate upon the first day when such

Holder has the right to sell all securities under Rule 144 under the Securities Act within the next three-month period and the number of shares of Common Stock held by such Holder is less than one percent of the then outstanding shares of Common Stock of the Company as shown on the Company's then most recent published report or statement.

      6.       Market Stand-off.  In consideration for the Company agreeing to
               ----------------
its obligations under this Agreement, each Holder hereby agrees in connection with the first registration of the Company's securities not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Company securities (other than those included in the registration) without the prior written consent of the Company or underwriters managing the offering, as the case may be, for a period of no more than 180 days after the effective date of such registration; provided, however, that such Holder shall be relieved of its obligations under this Section 6 unless all executive officers, directors and stockholders of the Company each holding individually more than 2% of the capital stock of the Company enter into similar agreements for the same time period. Each Holder hereby agrees that, upon the request of the Company or the underwriters, it will confirm in writing the provisions of this Section 6.

      7.       Stockholders' Right of First Refusal.
               ------------------------------------

               7.1  Right of First Refusal for New Securities.  (a) Subject to
                    -----------------------------------------
the limitations set forth in Section 7.1(b) below, the Company hereby grants to each Stockholder the right of first refusal to purchase a pro rata portion of any New Securities (as defined in this Section 7) which the Company may, from time to time, propose to sell and issue. A Stockholder's pro rata share, for purposes of this Section 7 is the ratio that the number of Shares held by such Stockholder at the time of the issuance of the New Securities bears to the total number of Common Stock and Preferred Stock then outstanding (on a fully diluted basis and an as converted to Common Stock basis).

                    (b) Notwithstanding any other provision of this Section 7, the Company hereby grants to HSN the right of first refusal to purchase such additional portion of any New Securities (the "HSN Securities") as will enable HSN to hold up to the then effective HSN Maximum Percentage (as defined below) of the capital stock of the Company outstanding immediately after the issuance or sale of the New Securities (on an fully diluted basis and an as converted to Common Stock basis). Notwithstanding the foregoing, the percentage of New Securities subject to HSN's right of first refusal shall not exceed 80% of the New Securities sought to be sold by the Company. In the event that HSN's election of its right of first refusal under this Section 7.1(b) results in the purchase by HSN of more than its pro rata share of the New Securities, each Stockholder other than HSN hereby agrees and acknowledges that such Stockholder's share of New Securities shall be decreased proportionally (based on the ratio of the number of Shares held by such Stockholder to the number of Shares held by all Stockholders other than HSN) by such excess amount. A reduction of any Stockholder's pro rata share pursuant to this Section 7.1(b) shall only be applicable to the issuance of New Securities with respect to which such reduction is made. For purposes of this Section 7, the "HSN Maximum Percentage" shall initially equal 14.9% and may not exceed 14.9% regardless of whether HSN is permitted to acquire more than 14.9% of the Company's stock pursuant to Section 11.12 or otherwise. In the event that HSN fails to fully purchase its pro rata portion of any New Securities pursuant to Section 7.1, the then effective HSN Maximum Percentage shall be appropriately decreased by the percentage dilution suffered by HSN in the transaction in which it elected not to exercise its right under Section 7.1(a). As an example only and not in limitation of the above, if the number of Shares held by HSN represents 12% of the capital stock of the Company outstanding prior to an issuance of New Securities by the Company (on a fully diluted basis and an as converted to Common Stock basis) and the then effective HSN Maximum Percentage is 14.9%, and HSN's failure to exercise its rights under Section 7.1(a) decreases HSN's ownership of the capital stock of the Company immediately after the issuance to 10% (on a fully diluted basis and an as converted to Common Stock basis), the new HSN Maximum Percentage shall equal 14.9% minus 2%.


                    (c) "New Securities" Defined.   Except as set forth below,
                         -----------------------
"New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, or securities of any type whatsoever that are, or may become, convertible into equity securities of the Company. Notwithstanding the foregoing, "New Securities" does not include (i) up to 1,000,000 shares of Series E Preferred issued on or after the date hereof pursuant to the Second Series E Agreement,
(ii) securities offered to the public in a Qualified IPO, (iii) shares of the Company's Common Stock or options convertible into such Common Stock issued to employees, officers and directors of, and consultants to the Company pursuant to any arrangements approved by the Board of Directors of the Company where the primary purpose is not to raise additional equity capital for the Company, (iv) stock issued upon conversion of any convertible securities or exercise of any options, warrants or other rights to acquire equity securities of the Company, provided that the rights of first refusal established by this Section 7 applied to the initial sale or grant by the Company of such convertible securities, options or other rights, (v) stock issued as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company or subsidiary of the Company or a merger of a subsidiary of the Company with or into another entity; (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company; or (vii) stock issued upon conversion of the Preferred Stock.

                    (d) Notice of Intent to Issue New Securities.  In the event
                        ----------------------------------------
the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Stockholder shall have 20 days from the date of receipt of any such notice to agree, by written notice to the Company (the "Election Notice"), to purchase up to its respective pro rata share and in the case of HSN, its additional share, of such New Securities for the price and upon the terms specified in the written notice delivered by the Company and stating therein the quantity of New Securities to be purchased. In the event that HSN elects to purchase any HSN Securities, the Company shall, as soon as practicable, provide written notice to each Stockholder that has delivered an Election Notice of the number of HSN Securities to be purchased by HSN and the decrease in such Stockholder's pro rata share of the New Securities. Any sale to the

Stockholders pursuant to exercise of their rights of first refusal hereunder shall be consummated as promptly as possible following the 20 day notice period referred to above in this Section 7.1(d).

                    (e) Offers to Third Parties.  To the extent the Stockholders
                        -----------------------
fail to exercise in full the right of first refusal within said 20 day period, the Company shall have 60 days thereafter to sell the New Securities not elected to be purchased by the Stockholders, at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said 60 day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

          7.2       HSN Right of First Refusal for Qualified IPO.  (a) The
                    --------------------------------------------
Company hereby grants to HSN the right of first refusal to purchase such portion (the "HSN Portion") of the securities proposed to be issued in a Qualified IPO (the "Qualified IPO Shares") as will enable HSN to own or hold up to the then effective HSN Maximum Percentage of the capital stock of the Company outstanding immediately after the Qualified IPO (on a fully diluted basis and on as converted to Common Stock basis). Notwithstanding the foregoing, the percentage of the Qualified IPO Shares subject to HSN's right of first refusal shall not exceed 50% of the Qualified IPO Shares.

                    (b) Notice of Intent.  In the event the Company proposes to
                        ----------------
undertake a Qualified IPO, it shall give HSN written notice of Board approval of such Qualified IPO. No less than 15 days after the initial public filing with the Commission of a registration statement and preliminary prospectus pursuant to the Securities Act with respect to a Qualified IPO, the Company shall notify HSN of the range of per share prices for the Common Stock (the "Company's Range Notice") which will be set forth on the cover page of the such registration statement. HSN shall have 10 days from the date of receipt of the Company's Range Notice to agree, by written notice to the Company (the "IPO Election Notice"), to purchase up to the HSN Portion of the Qualified IPO Shares at any price per share that is within the range specified in the Company's Range Notice. Such IPO Election Notice shall specify the number of Qualified IPO Shares HSN intends to purchase. If the actual price at which the Qualified IPO Shares are to be issued is within or below the range specified in the Company's Range Notice, then HSN shall be obligated to buy that number of Qualified IPO Shares which was specified in the IPO Election Notice. If the actual price at which the Qualified IPO Shares are to be issued is above the range specified in the Company's Range Notice, then HSN shall have the right, in its sole discretion, to purchase up to that number of Qualified IPO Shares specified in the IPO Election Notice by delivering a written notice to the Company as soon as practicable following the time at which the per share price to be paid in a Qualified IPO has been determined by the Company. Any sale to HSN pursuant to exercise of its right of first refusal pursuant to this Section 7.2 shall be consummated at the closing of the Qualified IPO.

                    (c) Offers to Third Parties.  To the extent HSN declines to
                        -----------------------
exercise in full its right of first refusal within 10 days of the receipt of the Company's Range Notice, the Company shall have the right to sell the Qualified IPO Shares at the closing of the Qualified IPO. In the event that such Qualified IPO is terminated for any reason, the Company shall not undertake another Qualified IPO without first granting HSN its rights of first refusal pursuant to this Section 7.2.

          7.3  Transferability of Right of First Refusal.  Except as provided in
               -----------------------------------------
Section 11.1, the right of first refusal granted pursuant to Section 7.1(a) is not assignable by a Stockholder. The rights of first refusal granted to HSN pursuant to Sections 7.1(b) and 7.2 are not assignable by HSN. Notwithstanding the foregoing, a Stockholder electing to purchase all or a portion of said Stockholder's pro rata share of any New Securities, or HSN electing to purchase all or a portion of its additional pro rata share of the New Securities or all or a portion of its portion of the Qualified IPO Shares may designate other purchasers to purchase such New Securities or Qualified IPO Shares provided such designees are general or limited partners or affiliates of such Stockholder or of HSN.

          7.4  Termination of Provision.  This Section 7 shall terminate and be
               ------------------------
of no further force or effect upon the earlier of (i) as to the Series C Holders, the date on which there are no shares of Series C Preferred outstanding (due to conversion, redemption or otherwise), as to Series D Holders, the date on which there are no shares of Series D Preferred outstanding (due to conversion, redemption or otherwise), as to Series E Holders, the date on which there are no shares of Series E Preferred outstanding (due to conversion, redemption or otherwise), as to HSN, the date on which it holds no shares of capital stock of the Company, or (ii) upon the closing of a Qualified IPO.

       8.      Right of First Offer.
               --------------------

               8.1  The Right.  Each Stockholder hereby agrees that it will not
                    ---------
effect a transfer of any Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, or Common Stock issued or issuable upon conversion of the Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, of the Company owned or held by such Stockholder (except to an affiliate of such Stockholder, which affiliate agrees to be bound by the terms of this Agreement (a "Permitted Transferee")) representing fifteen percent (15%) or more of the outstanding Common Stock and Preferred Stock (on an as converted to Common Stock basis), unless the Stockholder shall have complied with the provisions of this Section 8.

               8.2  Offering Notice.  If a Stockholder (a "Selling Stockholder")
                    ---------------
proposes to effect a transfer of Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, or Common Stock issued or issuable upon conversion of the Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, of the Company owned or held by such Stockholder (other than to a Permitted Transferee) representing fifteen percent (15%) or more of the outstanding Common Stock and Preferred Stock (on an as converted to Common Stock basis) (the "Offered Shares") the Selling Stockholder shall first give written notice (a "Seller's Notice") to the Company stating the Selling Stockholder's desire to effect such transfer, and the cash price (in the case of a sale) (the "First Offer Price"), or a description of the proposed transfer (in the case of a transaction other than a sale), the name and address of the proposed transferee and other terms and conditions of such proposed transfer.

               8.3  Exercise of Right.  Within thirty (30) days after receipt of
                    -----------------
Seller's Notice, the Company shall give a notice to the Selling Stockholder stating whether it elects to purchase any Offered Shares. Any such purchase by the Company of Offered Shares shall be at the purchase price and in accordance with the terms and conditions set forth in the Seller's Notice.

               8.4  Effect of Non-Exercise.  If any or all of the Offered Shares
                    ----------------------
are not purchased by the Company prior to the expiration of the period provided in Section 8.3 hereof, the Selling Stockholder may make a transfer as set forth in the Seller's Notice of the balance of the Offered Shares not timely purchased by the Company, but, in the case of a sale, only at a cash purchase price of at least 95% of the First Offer Price, and, in the case of a transaction other than a cash sale, only in compliance with the terms therein stated. If the Selling Stockholder shall fail to complete such a transfer of the Offered Shares within 90 days following the expiration of the time provided in Section 8.3 hereof (the "Offer Period"), the Selling Stockholder shall not thereafter propose to transfer any of its shares of Common Stock or Preferred Stock without first offering such securities in the manner provided above in this Section 8. Furthermore, if within such Offer Period the Selling Stockholder shall desire to transfer the Offered Shares in a sale at a cash price less than 95% of the First Offer Price, the Selling Stockholder shall give written notice (a "Reoffer Notice") to the Company stating the Selling Stockholder's desire to effect such transfer at the lower price (the "Reoffer Price"). Within the Offer Period, the Selling Stockholder shall be entitled to submit only two Reoffer Notices to the Company. Within 30 days after receipt of the Reoffer Notice, the Company shall give a notice to the Selling Stockholder stating whether it elects to purchase any Offered Shares at the Reoffer Price, and if the Company does not purchase any or all of the Offered Shares at the Reoffer Price, the Selling Stockholder may effect such transfer of the Offered Shares at the Reoffer Price for a 60-day period following the expiration of such 30-day period. If the Company does not exercise its option to purchase the Offered Shares upon the terms set forth in a Seller's Notice or a Reoffer Notice, and the Selling Stockholder shall not have transferred the Offered Shares before the expiration of the applicable period, then the Stockholder shall not give a Seller's Notice with respect to a transaction which would require compliance with this Section 8 for a period of 60 days.

               8.5  Rights Upon Prohibited Transfers.  In the event the Selling
                    --------------------------------
Stockholder should transfer any securities of the Company in contravention of the right of first offer under this Section 8 or under Section 9(a) of the Company under this Agreement, the Company may proceed to protect and enforce its rights by suit in equity or by action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Company or to take one or more of such actions.

               8.6  Termination of Provision.  This Section 8 shall terminate
                    ------------------------
and be of no further force or effect upon the earlier of (i) as to Series C Holders, the date on which there are no shares of Series C Preferred outstanding (due to conversion, redemption or otherwise), as to Series D Holders, the date on which there are no shares of Series D Preferred, outstanding (due to conversion, redemption or otherwise) and as to Series E Holders, the date on which there are no shares of

Series E Preferred, outstanding (due to conversion, redemption or otherwise), or
(ii) upon the Closing of a Qualified IPO.

      9.  Certain Limitations on Sales
          ----------------------------

              (a) Notwithstanding any other provision of this Agreement, for a period of five (5) years from the date of the Series C Agreement, the date of the applicable Series D Agreement or the date of the applicable Series E Agreement, as the case may be, the Stockholders shall not effect any transfer of Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, or Common Stock into which such Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, may be converted, to competitors of the Company as identified by the Company and set forth in Exhibit B hereto. Exhibit B shall set forth three such competitors, and the list of three competitors may be updated by the Company no more than once every three months during the respective five year period. Any additions to Exhibit B must be made in good faith by the Company, and the Company may not amend Exhibit B to include a proposed transferee of Offered Shares after a Seller's Notice has been delivered specifying such proposed transferee.

              (b) Subject to the Company's right of first offer set forth in
Section 8 and the prohibition set forth in Section 9(a), the Stockholders may effect transfers of shares of Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, or Common Stock into which such Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, may be converted; provided however, that if the Stockholders transfer a cumulative aggregate of 45% or more of the outstanding shares of Series C Preferred or Common Stock into which such Series C Preferred may be converted to any person(s) or entity(ies) that is in the communications industry, the rights of the holders of Series C Preferred to elect a Series C Director as set forth in the Certificate shall terminate, and the Company will take all appropriate action to amend its Certificate of Incorporation, as then in effect, to eliminate the right to elect the Series C Director, and in such event, the holders of Series C Preferred agree to vote in favor of such amendment to the Certificate of Incorporation.

              (c) This Section 9 shall terminate and be of no further force or effect upon the earlier of (i) as to Series C Holders, the date on which there are no shares of Series C Preferred outstanding (due to conversion, redemption or otherwise), as to Series D Holders, the date on which there are no shares of Series D Preferred outstanding (due to conversion, redemption or otherwise) and as to Series E Holders, the date on which there are no shares of Series E outstanding (due to conversion, redemption or otherwise), or (ii) upon the Closing of a Qualified IPO.

              (d) Each certificate representing Series C Preferred, Series D Preferred and Series E Preferred shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required pursuant to Section 2.2. hereof):

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AGREEMENT, AS AMENDED AND RESTATED FROM

          TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OR TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

     10.  Protective Provisions.  The Company shall not perform the following,
          ---------------------
without the prior written consent or affirmative vote of each of (i) the holders of record of at least a majority of the outstanding shares of Series C Preferred, (ii) HSN and (iii) with respect to (g) below only, GRP:

              (a) a merger or consolidation of the Company with QVC, Inc. or Comcast, Inc. or any of their respective successors and assigns;

              (b) the acquisition by the Company of another business entity, joint venture or partnership or the establishment of non-wholly owned subsidiaries, any of which involve the contribution of the greater of $5,000,000 or 10% of the post-money valuation of the Company based on its then most recently completed equity financing (the "Investment Basket"); provided, however, such restriction shall not apply to the merger, consolidation, share exchange, or other reorganization or business combination (a "Reorganization") involving a change of control of the Company (including without limitation, a Reorganization in which the stockholders of the Company immediately prior to such Reorganization own fifty percent (50%) or less of the voting capital stock of the resulting entity);

              (c) the incurrence of indebtedness in excess of the Investment Basket;

              (d) any expansions into new businesses other than the consumer information business or electronic commerce;

              (e) any asset sales in excess of the Investment Basket;

              (f) any liens on or encumbrances of assets in excess of the Investment Basket, except liens or encumbrances securing senior indebtedness of the Company to a commercial bank or a syndicate of commercial banks;

              (g) any issuances or sales of New Securities in excess of the Investment Basket; provided, that at least one other director of the Company who was also a director as of the date of the original issuance of Series C Preferred (or replacement thereof) other than the Series C Director vetoes such proposed issuance or sale;

              (h) any issuances or sales of New Securities to QVC, Inc. or any of its successors and assigns;

              (i) any issuances or sales of New Securities to Comcast, Inc. or any of its successors or assigns other than issuances and sales of New Securities purchased by Comcast, Inc. pursuant to its right set forth in Section 7.1(a);

              (j) any payments of dividends, repurchases or redemptions of securities (except pursuant to stock options or restricted stock purchase agreements with employees or consultants of the Company as approved by the Board of Directors or as set forth in the Company's Amended and Restated Certificate of Incorporation) or debt (except to the extent such debt has been approved by a majority of the Board of Directors is due in accordance with its terms);

              (k) any transactions with any affiliates of the Company;

              (l) a change in the bylaws of the Company (except that the Company shall be permitted to increase the number of directors authorized thereunder without either the consent of the Series C Preferred or the consent of HSN);

              (m) a change in the Company's independent public accountants; or

              (n) any registrations of securities under the Securities Act, except for a Qualified IPO and except pursuant to Section 5.1 hereof;

provided, however, in the event the Series C Holders, HSN or GRP, as the case may be, do not consent to the proposed transaction, their written rejection must be received by the Company within 15 days of the date the Series C Holders, HSN or GRP receive notification of the proposed transaction. If such rejection is not received by the Company within such 15-day period, the Company may effect the proposed transaction within a 90-day period thereafter without further complying with this Section 10.

          Notwithstanding any of the foregoing, in no event shall the Series C Preferred, HSN or GRP have any consent or voting right pursuant to this Section 10 with respect to any Reorganization other than as set forth in Section 10(a) or Section 10(b) (subject to the limits set forth therein) above or as provided by applicable law. The preceding sentence shall not limit in any way, the voting right of any HSN Director, any Series C Director or any director elected by GRP pursuant to the Company's charter.

     The Company acknowledges that (i) its annual budget, and (ii) any adoption or amendment of key employment contracts or benefit plans, including, but not limited to, stock option plans, shall be subject to approval of the Company's Board of Directors, consistent with the Company's then existing charter and by-laws.

     With respect to the Series C Preferred, the provisions of this Section 10 shall terminate and be of no further force or effect upon the earlier of (i) the date on which there are no shares of Series C Preferred outstanding (due to conversion, redemption or otherwise), and (ii) upon the closing of a Qualified IPO. With respect to HSN, the provisions of this Section 10 shall terminate and be of no further force or effect upon the earlier of (i) the date on which HSN holds less than 50% of the capital stock of the Company (on an as converted to Common Stock basis and as adjusted for stock dividends, stock splits, stock combinations, recapitalizations and the like) that it held as of the date of this Agreement, and (ii) upon the closing of a Qualified IPO. HSN's rights under this Section 10 may not be assigned. With respect to GRP, the provisions of this Section 10 shall terminate and be of no further force or effect upon the earlier of (i) the date on which GRP holds less than 100% of the capital stock of the Company (on an as converted to Common Stock basis and as adjusted for stock dividends, stock splits, stock combinations, recapitalizations and the like) that it held as of the date of the initial issuance of shares of Series E Preferred to GRP, and (ii) upon the closing of a Qualified IPO. GRP's rights under this Section 10 may not be assigned.

     11.  Miscellaneous.
          -------------

          11.1  Transfer of Rights.  Subject to the provisions of Sections 7.3,
                ------------------
9 and 10, the rights of the Stockholders in this Agreement may not be assigned by any Stockholder except to a transferee or assignee of any Shares not sold to the public acquiring at least the lesser of (a) 100,000 Shares and (b) the total number of Shares acquired by such stockholder on or as of the date such stockholder becomes a party to this Agreement (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like); provided, however, that the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, (i) any Stockholder which is a partnership may transfer such holder's rights to such holder's constituent partners, (ii) any Stockholder which is a natural person may transfer such rights to any immediate family member or to any trust created for the benefit of a Stockholder or his or her immediate family members, in each case without restriction as to the number or percentage of shares acquired by any such constituent partner, and (iii) any Stockholder may transfer any of such holder's rights to an affiliated entity, subject in each case to such transferee's agreeing to be bound by the rights and restrictions of this Agreement.

          11.2  Notices, etc.  All notices and other communications required or
                -------------
permitted hereunder shall be in writing, shall be effective upon receipt and may be delivered in person, by telecopy, overnight courier, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) to the Company, 790 E. Colorado Blvd., Suite 200, Pasadena, CA 91101, Attn: Chief Executive Officer and (ii) to the Stockholders at the address set forth on the Schedule of Stockholders attached hereto as Exhibit A, or to such other address as a party may have specified in writing.

          11.3  Additional Holders.  The parties acknowledge that each of the
                ------------------
holders of the Series A Preferred and Series B Preferred will become parties to this Agreement for purposes of Section 5.2 after the date hereof at such time that the Company obtains an executed signature page to this Agreement from such holder.

          11.4  Successors and Assigns.  Except as otherwise expressly provided
                ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          11.5  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF DELAWARE BY DELAWARE RESIDENTS.

          11.6  Waivers and Amendments.  The rights and obligations of the
                ----------------------
parties under this Agreement may be amended, waived or discharged (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only by a written instrument effecting such amendment, waiver or discharge signed by the Company and by (i) Holders holding at least a majority of the Shares, (ii) Holders holding at least a majority of the Series C Preferred, (iii) Holders holding at least 66 2/3% of the Series D Preferred and (iv) Holders holding at least a majority of the Series E Preferred. Notwithstanding the foregoing, any provision relating only to HSN may be amended, waived or discharged (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) by a written instrument effecting such amendment, waiver or discharge signed only by the Company and by HSN.

          11.7  Titles and Subtitles.  The titles of the paragraphs and
                --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          11.8  Severability of this Agreement.  If any provision of this
                ------------------------------
Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          11.9  Delays or Omissions.  It is agreed that no delay or omission to
                -------------------
exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

          11.10 Entire Agreement.  This Agreement constitutes the full and
                ----------------
entire understanding and agreement between the parties with regard to the subjects hereof.

          11.11  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          11.12  HSN Ownership.  (a)  The Company agrees that it shall not (i)
                 -------------
adopt a rights agreement (or other device similar to a rights agreement) with an ownership threshold that would limit HSN's ability to own or purchase securities of the Company or (ii) amend its bylaws, certificate of incorporation or fail to take an action under Section 203 of the Delaware General Corporation Law (or the analogous statute in another jurisdiction applicable to the Company) which would limit HSN's ability to own or purchase securities of the Company. Nothing in this Section 11.12 shall be read to prohibit the adoption by the Company of a rights agreement (or other device similar to a rights agreement) so long as HSN is specifically exempted from the applicability of such rights agreement or similar device.

                 (b) Prior to a Qualified IPO, without the prior written consent of the Company, HSN will not, and will not permit any of its subsidiaries or affiliates to, directly or indirectly, purchase or otherwise acquire, or agree to acquire, or obtain, directly or indirectly, beneficial ownership of any shares of the Company's capital stock entitled to vote generally for the election of directors of the Company, whether currently outstanding or hereafter issued (collectively, "Voting Stock") or beneficial ownership of any (i) non-
                       ------------
voting securities of the Company which are convertible into Voting Stock, whether currently outstanding or hereafter issued, and/or (ii) options, warrants and other rights to acquire Voting Stock whether currently outstanding or hereafter granted (collectively, "Rights to Acquire Voting Stock"), if the
                                  ------------------------------
effect of such acquisition would be to increase the number of shares of Voting Stock then owned by HSN and its subsidiaries and affiliates to an amount equal to more than 14.9% of all Voting Stock, assuming for the purposes of determining each such percentage the exercise and/or conversion of all Rights to Acquire Voting Stock, whether owned by HSN or otherwise.

                 (c) For purposes of determining the percentage of the capital stock of the Company held by HSN in connection with the first sentence of
Section 7.1(b), Section 7.2(a) and Section 11.12(b) only, HSN shall be deemed to beneficially own or hold any shares of capital stock of the Company initially held by it but later transferred. Under no circumstance shall this Section 11.12(c) apply to any other provisions of this Agreement, including without limitation, Section 4.2, Section 7.4 and Section 10.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the day and year first above written.


The Company:                        CITYSEARCH, INC.,
                                     a Delaware corporation


                                    By:
                                        ----------------------------------------
                                        Name:  Charles Conn, III
                                        Title: Chief Executive Officer


The Stockholders:

                                    Name



                                    Signature


                                    Title, if Entity



              [SIXTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

     IN WITNESS WHEREOF, the parties have caused this Stockholders' Agreement to be duly executed and delivered by their proper and duly authorized officer as of the day and year first written above.

                                 GOLDMAN, SACHS & CO. VERWALTUNGS GmbH*

                                 By:
                                       -----------------------------------------
                                       Joseph H. Gleberman, Managing Director

                                       and

                                       -----------------------------------------
                                       Carla H. Skodinski, Registered Agent

                                 *2 Signatories required to bind this entity

                                 GS CAPITAL PARTNERS II, L.P.
                                 By:   GS Advisors, L.P.
                                       Its General Partner
                                 By:   GS Advisors, Inc.
                                       Its General Partner

                                 By:
                                       -----------------------------------------
                                       Joseph H. Gleberman, Vice President

                                 GS CAPITAL PARTNERS II OFFSHORE, L.P.
                                 By:   GS Advisors II (Cayman), L.P.
                                       Its General Partner
                                 By:   GS Advisors II, Inc.
                                       Its General Partner

                                 By:
                                       -----------------------------------------
                                       Joseph H. Gleberman, Vice President

                                 STONE STREET FUND 1996, L.P.
                                 By:   Stone Street Empire Corp.,
                                       General Partner

                                 By:
                                       -----------------------------------------
                                       Carla H. Skodinski, Vice President

                                 BRIDGE STREET FUND 1996, L.P.
                                 By:   Stone Street Empire Corp.
                                       Managing General Partner

                                 By:
                                       -----------------------------------------
                                       Carla H. Skodinski, Vice President

              [SIXTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

     IN WITNESS WHEREOF, the parties have caused this Stockholders' Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.



                               ORCHID & CO., nominee for
                               T. Rowe Price Threshold Fund III, L.P.
                               By: T. Rowe Price Threshold Fund Associates, Inc.


                               By:
                                   ---------------------------------------------
                                      Name:
                                      Title:



              [SIXTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

     IN WITNESS WHEREOF, the parties have caused this Stockholders' Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                                   GLOBAL RETAIL PARTNERS, L.P.
                                   By:  GLOBAL RETAIL PARTNERS, INC.
                                        General Partner



                                   By:
                                       -----------------------------------------
                                         Name:
                                         Title:



                                   DLJ DIVERSIFIED PARTNERS, L.P.
                                   By:  DLJ DIVERSIFIED PARTNERS, INC.
                                        General Partner



                                   By:
                                       -----------------------------------------
                                         Name:
                                         Title:



                                   DLJ DIVERSIFIED PARTNERS-A, L.P.
                                   By:  DLJ DIVERSIFIED PARTNERS, INC.
                                        General Partner



                                   By:
                                       -----------------------------------------
                                         Name:
                                         Title:



              [SIXTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                   GRP PARTNERS, L.P.
                                   By: GLOBAL RETAIL PARTNERS, INC.
                                       General Partner



                                   By:
                                       -----------------------------------------
                                         Name:
                                         Title:



                                   GLOBAL RETAIL PARTNERS FUNDING, INC.



                                   By:
                                       -----------------------------------------
                                         Name:
                                         Title:



                                   DLJ FIRST ESC L.L.C.
                                   By:  DLJ LBO PLANS MANAGEMENT CORPORATION
                                        Manager




                                   By:
                                       -----------------------------------------
                                         Name:
                                         Title:



              [SIXTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                   EXHIBIT B

                           List of Three Competitors
                           -------------------------


Microsoft Corp.
One Microsoft Way
Redmond, WA  98052
(206) 882-8080

Zip2
444 Castro Street
Suite 101
Mountain View, CA  94041
(415) 429-4400

America Online Inc.
8619 Westwood Centre Drive
Vienna, Virginia  22182
(703) 448-8700

                                   EXHIBIT D
                                   ---------



                                CITYSEARCH, INC.



               Sixth Amended and Restated Stockholders' Agreement



                                  May 20, 1998